Exhibit 99.1

FOR IMMEDIATE RELEASE

                                               Contact: William C. McCartney
                                                        Chief Financial Officer

                                               Telephone: (978) 688-1811
                                               Fax:       (978) 688-2976

WATTS INDUSTRIES TO CHANGE NAME TO WATTS WATER TECHNOLOGIES

      North Andover, MA - October 9, 2003 - Watts Industries, Inc. (NYSE Symbol "WTS") today announced that it will change its name to Watts Water Technologies, Inc. The renamed Watts Water Technologies will continue to trade on the New York Stock Exchange under the symbol "WTS". The name change will be effective October 15, 2003.

      Patrick S. O'Keefe, President and Chief Executive Officer of Watts Water Technologies, Inc., said, "The Watts Water Technologies' name more accurately reflects our strategic focus on providing solutions to our customers' water based needs. We believe that water equipment suppliers have an opportunity to achieve above-average growth characteristics due to the increasing pressure that consumers are facing to assure the safe use of high-quality water. In this respect, Watts Water Technologies is well positioned to respond to these growing needs.

      We have the leading position and the most up-to-date technology in the backflow prevention market. Our temperature and pressure safety relief valve, as well as our water pressure regulator valve, provide us with leading positions in the water safety and conservation markets. Our recently introduced line of Zero Waste Reverse Osmosis Water Filtration System is an example of providing the latest in technology to our customers.

      The name change to Watts Water Technologies embodies our commitment to using leading edge technology to produce products, which will provide our customers with the highest level of water quality, safety, control, conservation and comfort."

      This Press Release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views about future results of operations and other forward-looking information. You should not rely on forward-looking statements because The Company's actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: loss of market share through competition,
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introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, reductions in the supply of raw materials, increases in the prices of raw materials, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in Watts' Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities Exchange Commission and other reports Watts Water Technologies, Inc. files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

      Watts Water Technologies, Inc. designs, manufactures and sells an extensive line of products to the water quality and water regulation and control markets.